COMPUTER ASSOCIATES INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
      The following unaudited pro forma condensed combined balance sheet as of June 30, 2005 and the unaudited pro forma condensed combined statements of operations for the year ended March 31, 2005 and the three months ended June 30, 2005 are based on the historical financial statements of Computer Associates International, Inc. (“CA”) and Niku Corporation (“Niku”) after giving effect to the merger of Nebraska Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CA, with and into Niku, a Delaware corporation.
      CA and Niku have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined balance sheet combines CA’s historical condensed consolidated balance sheet as of June 30, 2005 with Niku’s historical condensed consolidated balance sheet as of April 30, 2005, giving effect to the merger as if it had occurred on June 30, 2005. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2005 combines CA’s historical consolidated statement of operations for the year then ended with Niku’s historical consolidated statement of income for the year ended January 31, 2005. The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2005 combines CA’s historical condensed consolidated statement of operations for the three months ended June 30, 2005 with Niku’s historical condensed consolidated statement of income for the three months ended April 30, 2005. The unaudited pro forma condensed combined statements of operations give effect to the merger as if it had occurred on April 1, 2004. The unaudited pro forma condensed financial statements are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable.
      The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Niku acquired in connection with the acquisition, based on their estimated fair values. The estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and analyses. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets and goodwill and the fair value of deferred revenues.
      The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had CA and Niku been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and accompanying notes of CA and Niku included in CA’s annual report on Form 10-K/A, Niku’s annual report on Form 10-K, and their respective quarterly reports on Form 10-Q.

COMPUTER ASSOCIATES INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2005
(In millions)

	Historical
			Pro Forma
	June 30, 2005	April 30, 2005	Adjustments		Pro Forma
	CA	Niku	(Note 3)		Combined

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,776	$68	$(337	)(a)	$1,507
Marketable securities	176	—	—		176
Trade and installment accounts receivable, net	401	15	(1	)(b)	415
Federal and state income taxes receivable	55	—	—		55
Deferred income taxes	112	—	—		112
Other current assets	100	2	—		102

TOTAL CURRENT ASSETS	2,620	85	(338)		2,367

Installment accounts receivable, due after one year, net	592	—	—		592
Property and equipment, net	622	2	—		624
Purchased software products, net	649	—	23	(c)	672
Goodwill, net	4,887	—	213	(d)	5,100
Deferred income taxes	101	—	—		101
Other noncurrent assets, net	564	—	45	(c)	609

TOTAL ASSETS	$10,035	$87	$(57)		$10,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt and loans payable	$87	$—	$—		$87
Government investigation settlement	153	—	—		153
Accounts payable	195	3	(1	)(b)	206
			9	(e)
Salaries, wages, and commissions	199	—	—		199
Accrued expenses and other current liabilities	273	11	—		284
Accrued restructuring	—	3	—		3
Deferred subscription revenue (collected) — current	1,299	—	—		1,299
Deferred revenue	—	10	(5	)(f)	5
Taxes payable, other than income taxes payable	67	—	—		67
Federal, state, and foreign income taxes payable	293	—	—		293
Deferred income taxes	—	—	—		—

TOTAL CURRENT LIABILITIES	2,566	27	3		2,596

Long-term debt, net of current portion	1,810	—	—		1,810
Long-term accrued restructuring	—	5	—		5
Deferred income taxes	131	—	4	(g)	135
Deferred subscription revenue (collected) — noncurrent	289	—	—		289
Deferred maintenance revenue	242	—	—		242
Other noncurrent liabilities	51	—	—		51

TOTAL LIABILITIES	5,089	32	7		5,128

Stockholders’ equity	4,946	55	(55	)(h)	4,937
			12	(i)
			(7	)(j)
			(14	)(k)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,035	$87	$(57)		$10,065

See notes to unaudited pro forma condensed combined financial statements.

COMPUTER ASSOCIATES INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended June 30, 2005
(In millions, except per share amounts)

	Historical

	For the Three Months Ended
			Pro Forma
	June 30, 2005	April 30, 2005	Adjustments		Pro Forma
	CA	Niku	(Note 3)		Combined

Revenue:
Subscription revenue	$684	$—	$—		$684
Maintenance	114	5	—		119
Software fees and other	37	7	(1	)(l)	43
Financing fees	18	—	—		18
Professional services	67	7	—		74

TOTAL REVENUE	920	19	(1)		938

Operating Expenses:
Amortization of capitalized software costs	113	—	1	(m)	114
Cost of professional services	60	5	—		65
Selling, general, and administrative	388	10	1	(n)	398
			(1	)(l)
Product development and enhancements	171	2	—		173
Commissions and royalties	62	1	—		63
Depreciation and amortization of other intangible assets	30	—	1	(o)	31
Other gains/expenses, net	1	—	—		1

TOTAL EXPENSES BEFORE INTEREST AND TAXES	825	18	2		845

Income (loss) from continuing operations before interest and taxes	95	1	(3)		93
Interest expense, net	9	—	2	(p)	11

Income (loss) from continuing operations before taxes	86	1	(5)		82
Tax benefit	(8)	—	(2	)(q)	(10)

NET INCOME (LOSS)	$94	$1	$(3)		$92

BASIC EARNINGS PER SHARE	$0.16	$0.10			$0.16

Basic weighted average shares used in computation	587	15			587
DILUTED EARNINGS PER SHARE	$0.15	$0.09			$0.15

Diluted weighted average shares used in computation	611	16			611
See notes to unaudited pro forma condensed combined financial statements.

COMPUTER ASSOCIATES INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended March 31, 2005
(In millions, except per share amounts)

	Historical

	For the Year Ended
			Pro Forma
	March 31, 2005	January 31, 2005	Adjustments		Pro Forma
	CA	Niku	(Note 3)		Combined

Revenue:
Subscription revenue	$2,544	$—	$—		$2,544
Maintenance	441	18	—		459
Software fees and other	254	30	(1	)(l)	283
Financing fees	77	—	—		77
Professional services	244	18	—		262

TOTAL REVENUE	3,560	66	(1)		3,625

Operating Expenses:
Amortization of capitalized software costs	447	—	6	(m)	453
Cost of professional services	229	15	—		244
Selling, general, and administrative	1,346	36	2	(n)	1,383
			(1	)(l)
Product development and enhancements	704	8	—		712
Commissions and royalties	339	1	—		340
Depreciation and amortization of other intangible assets	130	—	6	(o)	136
Other gains/expenses, net	(5)	—	—		(5)
Restructuring charge	28	2	—		30
Shareholder litigation and government investigation settlements	234	—	—		234

TOTAL EXPENSES BEFORE INTEREST AND TAXES	3,452	62	13		3,527

Income (loss) from continuing operations before interest and taxes	108	4	(14)		98
Interest expense, net	106	(1)	7	(p)	112

Income (loss) from continuing operations before taxes	2	5	(21)		(14)
Income tax (benefit) expense	4	1	(8	)(q)	(3)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(2)	4	(13)		(11)
Adjustment to gain on disposal of discontinued operation, net of income taxes	(2)	—	—		(2)

NET INCOME (LOSS)	$(4)	$4	$(13)		$(13)

BASIC EARNINGS (LOSS) PER SHARE	$(0.01)	$0.32			$(0.02)

Basic weighted average shares used in computation	588	13			588
DILUTED EARNINGS (LOSS) PER SHARE	$(0.01)	$0.30			$(0.02)

Diluted weighted average shares used in computation	588	13			588
See notes to unaudited pro forma condensed combined financial statements.

1.	Basis of Presentation
      On August 1, 2005, Computer Associates International, Inc. (“CA”) announced that the merger of Nebraska Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of CA, with and into Niku Corporation (“Niku”), a Delaware corporation, was consummated on July 29, 2005 in accordance with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 9, 2005, by and among CA, Merger Sub and Niku (the “Merger”). As a result of the Merger, Niku is now a wholly owned subsidiary of CA.
      Pursuant to the Merger Agreement, each outstanding share of common stock, $0.0001 par value, of Niku has been converted into the right to receive $21.00 in cash, without interest. The aggregate cash consideration paid by CA was approximately $337 million. Additionally, each outstanding and unexercised option to purchase common stock of Niku, whether vested or unvested, has been assumed by CA and now represents an option to acquire shares of common stock of CA on the terms and conditions set forth in the Merger Agreement.
      The preliminary estimated total purchase price of the acquisition is as follows (in millions):

Cash paid	$337
Estimated fair value of vested options assumed	5
Direct transaction costs	4

Total preliminary estimated purchase price	$346

      Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to Niku’s net tangible and intangible assets based on their estimated fair values as of July 29, 2005. Management has allocated the preliminary estimated purchase price based on preliminary estimates based on various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the purchase price is preliminary pending the completion of various analyses and the finalization of estimates. The allocation of the preliminary purchase price based on Niku’s balance sheet at April 30, 2005 and the estimated useful lives and first year amortization on an annualized basis associated with certain assets is as follows (in millions):

		Annualized
		First Year	Estimated
	Amount	Amortization	Useful Life

Net tangible assets	$55	$—
Deferred income taxes	(4)	—
Purchased software products	23	6	3-6 years
Customer contracts and relationships	42	6	8 years
Tradename	3	—	7 years
Goodwill	213	—	n/a
In-process Research and Development	14	—	n/a

Total preliminary estimated purchase price	$346	$12

      A preliminary estimate of $55 million has been allocated to net tangible assets acquired. This estimate reflects adjustments of certain Niku’s assets and liabilities to fair value. A preliminary estimate of $68 million has been allocated to amortizable intangible assets acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.
      Identifiable intangible assets. Identifiable intangible assets acquired consist of purchased software (developed and core technology), tradenames, customer contracts and relationships, and in-process research and development.

      Purchased software relates to developed technology of Niku’s products across all of their product lines that have reached technological feasibility and core technology related to a combination of Niku processes, patents and trade secrets developed through years of experience in design and development of their products. CA will amortize the fair value of purchased software on a straight-line basis over an estimated life ranging from 3 to 6 years.
      Customer contracts and relationships represent existing contracts that relate primarily to underlying customer relationships. CA will amortize the fair value of these assets on a straight-line basis over an average estimated life of 8 years.
      Tradename relates to the Niku tradename, which CA will amortize on a straight-line basis over an estimated life of 7 years.
      Goodwill. Approximately $213 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with the SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.
      In-process research and development. A preliminary estimate of $14 million has been allocated to in-process research and development and will be charged to expense in the quarter ending September 30, 2005. Due to its non-recurring nature, the in-process research and development expense has been excluded from the unaudited pro forma condensed combined statements of operations.
      Niku is currently developing new products in multiple product areas that qualify as in-process research and development. Projects that qualify as in-process research and development represent those that have not yet reached technological feasibility. Technological feasibility is defined as being equivalent to completion of a beta-phase working prototype in which there is no remaining risk relating to the development.
      Niku is currently involved in numerous research and development projects, which are focused on developing new products, integrating new technologies, improving product performance and broadening features and functionalities. There is a risk that these development efforts and enhancements will not be competitive with other products using alternative technologies that offer comparable functionality.
      The value assigned to in-process research and development was determined by considering the importance of each project to the overall development plan, estimating costs to develop the purchased in-process research and development into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The revenue estimates used to value the purchased in-process research and development were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Niku and its competitors.
      The rate utilized to discount the net cash flows to their present value is based on Niku’s weighted average cost of capital. The weighted average cost of capital was adjusted to reflect the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, the percentage of completion of each project, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets.
      The estimates used in valuing in-process research and development were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur. Accordingly, actual results may vary from the projected results.

2.	Reclassifications
      Certain reclassification adjustments have been made to conform Niku’s historical reported balances to the pro forma combined condensed financial statement basis of presentation.

3.	Pro Forma Adjustments
      Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect amounts related to Niku’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets and deferred stock-based compensation, to reflect changes in interest expense from the reduction in CA’s cash balance and to reflect the income tax effect related to the pro forma adjustments.
      Significant intercompany balances and transactions between CA and Niku as of the dates and for the periods of these pro forma condensed combined financial statements have been eliminated.
      CA has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.
      We estimate that revenues at our Niku subsidiary for the twelve months following the consummation of the merger will be reduced by approximately $5 million because the merger will be accounted for under the purchase method of accounting. Under the purchase method of accounting, the deferred revenue was estimated based upon the direct costs of fulfilling the obligation, which includes direct Niku costs as well as additional incremental direct costs that CA will expend, plus a normal profit margin. The purchase method of accounting will not affect our revenues in periods subsequent to this twelve-month period. This purchase accounting adjustment is non-recurring and has no impact on cash flows.
      The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a) To record cash paid for Niku common stock.

(b) To eliminate outstanding intercompany balances between CA and Niku.

(c) To record the fair value of Niku’s identifiable intangible assets.

(d) To record goodwill.

(e) To accrue the direct and indirect costs of the transaction, including advisor fees, professional fees and severance.

(f) To reduce Niku’s deferred revenue to fair value, representing the fair value of legal performance obligations under Niku’s existing contracts.

(g) To record the net deferred tax liability arising in connection with net operating losses and net assets acquired (including intangibles).

(h) To eliminate Niku’s equity.

(i) To record the fair value of Niku stock options assumed.

(j) To record deferred stock-based compensation related to unvested Niku stock options assumed.

(k) To record the effect of the write off of in-process research and development.

(l) To eliminate intercompany sales from Niku to CA.

(m) To amortize purchased software.

(n) To amortize deferred stock-based compensation based on the estimated weighted average remaining vesting period, net of historical expense recorded by Niku.

(o) To amortize other intangible assets (customer contracts and relationships and tradenames).

(p) To record a reduction in interest income as a result of cash paid for the shares of Niku using the average historical rate of return on cash and cash equivalents and marketable securities of 2.0%.

(q) To adjust tax provision to reflect the effect of the pro forma adjustments at our statutory rate of 38.5%.

4.	Pro Forma Net Income (Loss) Per Share
      The pro forma basic net income (loss) per share is based on the number of CA shares used in computing basic net income (loss) per share. The pro forma diluted net income (loss) per share is based on the number of CA shares used in computing diluted net income (loss) per share adjusted for the estimated common stock dilution under the treasury stock method for Niku options assumed.